Exhibit (a)(1)(B)

Sample Announcement Email

TO:	[Employee]
FROM:	Jim Murphy
SUBJECT:	IMPORTANT NEWS: Launch of Option Exchange Program
DATE:	February 20, 2015

IMPORTANT NEWS — PLEASE READ IMMEDIATELY. SHOULD YOU CHOOSE TO PARTICIPATE IN THIS PROGRAM, YOU MUST TAKE ACTION BY 5:00 P.M., PACIFIC TIME, ON MARCH 20, 2015.

We are pleased to provide details of the previously announced Stock Option Exchange Program. As you may be eligible to participate, we encourage you to carefully read the “Offer to Exchange Certain Outstanding Stock Options for Replacement Options” as well as the other offering materials contained in the Schedule TO we filed with the Securities and Exchange Commission today (collectively, the “Offering Materials”), all of which are available on the option exchange website referred to below and posted on the Human Resources page of the ikannet. These materials will help you to understand the risks and benefits of this exchange program and the terms and conditions of our offer. In addition, certain capitalized terms not defined in this e-mail are defined in the Offering Materials.

STOCK OPTION EXCHANGE PROGRAM INFORMATION & WEBSITE

Below you’ll find a basic outline of the program. Please take the time to educate yourself about the program by reviewing the resources on the option exchange program website. If you choose to participate, you can elect to do so through this website as well. To log into the website, please go to https://ikanos.equitybenefits.com. Your login ID is your Ikanos email address, your initial password is             . You will be required to reset your password during your initial login.

ELIGIBILITY

All employees who meet the following conditions are eligible to participate in the exchange: (1) hold stock options or stock appreciation rights priced at $0.41 (or $4.10 post reverse stock split) or higher that were granted prior to January 1, 2014, (2) are employed at one of our offices in the U.S., China, France, Germany, India, Japan, Korea, Taiwan, or the U.K., and (3) maintain their active employee status through the grant date of the of the replacement awards.

EXCHANGE DETAILS

•	Exchange Ratio: In your case, options or stock appreciation rights will be exchanged for replacement options or replacement stock appreciation rights covering an equal number of shares than the option or stock appreciation right tendered for exchange:

Option Holder Status	Exchange Ratio (Replacement Options-for-Eligible Options)	Example
Employees	1-for-1	1,000 Replacement Options (or stock appreciation rights) issued in exchange for 1,000 Eligible Options (or stock appreciation rights)

Some key features of the replacement options will include:

•	Type of Award:

•	Stock options (in all countries, except China) or stock appreciation rights (in China).

•	Replacement stock options will generally be of the same type (incentive stock option or non-statutory stock option) as the eligible options you exchange, subject to tax code limits.

•	Vesting Period:

•	For options that are partially vested on the date the exchange window closes, the replacement options will vest monthly in 36 equal monthly installments.

•	For options that are fully vested on the date the exchange window closes, the replacement options will vest monthly in 24 equal monthly installments.

•	Option Term: New seven-year term commencing on the grant date of the replacement options.

•	Strike Price: The strike price of the replacement options will equal the closing price of Ikanos’ common stock, as reported on The NASDAQ Capital Market, on the grant date of the replacement options, which we anticipate will be one or two trading days after March 20, 2015.

TIMING

•	The offering period begins now and will end at 5:00 p.m., Pacific Time, on March 20, 2015, unless Ikanos is required or decides to extend the offering period to a later date.

•	Employees who wish to participate in the option exchange program must elect to participate during this window through the option exchange program website. We will not accept any elections after 5:00 p.m., Pacific Time, on March 20, 2015, unless Ikanos is required or opts to extend the offering period to a later date.

•	Based on our expected timeline, we are planning that employees will be granted a replacement option in exchange for each eligible option tendered for exchange one or two trading days after March 20, 2015.

HOW TO LEARN MORE

The election period for this program begins today. There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the Offering Materials before deciding to participate. Please review the option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election, or withdraw your election before the end of the election period.

Ikanos makes no recommendation as to whether you should participate in the option exchange program. You must make your own decision whether to participate. We encourage you to speak with your financial, legal, and/or tax advisors as necessary, before deciding whether to participate in this program.

If you have any questions about the exchange program, please contact: stockexchange@ikanos.com.

Sample Announcement Email

TO:	[Director]
FROM:	Jim Murphy
SUBJECT:	IMPORTANT NEWS: Launch of Option Exchange Program
DATE:	February 20, 2015

IMPORTANT NEWS — PLEASE READ IMMEDIATELY. SHOULD YOU CHOOSE TO PARTICIPATE IN THIS PROGRAM, YOU MUST TAKE ACTION BY 5:00 P.M., PACIFIC TIME, ON MARCH 20, 2015.

We are pleased to provide details of the previously announced Stock Option Exchange Program. As you may be eligible to participate, we encourage you to carefully read the “Offer to Exchange Certain Outstanding Stock Options for Replacement Options” as well as the other offering materials contained in the Schedule TO we filed with the Securities and Exchange Commission today (collectively, the “Offering Materials”), all of which are available on the option exchange website referred to below and posted on the Human Resources page of the ikannet. These materials will help you to understand the risks and benefits of this exchange program and the terms and conditions of our offer. In addition, certain capitalized terms not defined in this e-mail are defined in the Offering Materials.

STOCK OPTION EXCHANGE PROGRAM INFORMATION & WEBSITE

Below you’ll find a basic outline of the program. Please take the time to educate yourself about the program by reviewing the resources on the option exchange program website. If you choose to participate, you can elect to do so through this website as well. To log into the website, please go to https://ikanos.equitybenefits.com. Your login ID is your Ikanos email address, your initial password is             . You will be required to reset your password during your initial login.

ELIGIBILITY

All Directors who meet the following conditions are eligible to participate in the exchange: (1) hold stock options priced at $0.41 (or $4.10 post reverse stock split) or higher that were granted prior to January 1, 2014 and (2) maintain their active status through the grant date of the of the replacement awards.

EXCHANGE DETAILS

•	Exchange Ratio: In your case, options will be exchanged for replacement options covering a lesser number of shares than the option tendered for exchange:

Option Holder Status	Exchange Ratio (Replacement Options-for-Eligible Options)	Example
Directors	1.25-for-1	800 Replacement Options issued in exchange for 1,000 Eligible Options

Some key features of the replacement options will include:

•	Type of Award:

•	Stock options (in all countries, except China) or stock appreciation rights (in China).

•	Replacement stock options will generally be of the same type (incentive stock option or non-statutory stock option) as the eligible options you exchange, subject to tax code limits.

Vesting Period:

•	For Directors with grants that originally vested over a one year period, replacement options will have monthly vesting in 12 equal installments

•	Option Term: New seven-year term commencing on the grant date of the replacement options.

•	Strike Price: The strike price of the replacement options will equal the closing price of Ikanos’ common stock, as reported on The NASDAQ Capital Market, on the grant date of the replacement options, which we anticipate will be one or two trading days after March 20, 2015.

TIMING

•	The offering period begins now and will end at 5:00 p.m., Pacific Time, on March 20, 2015, unless Ikanos is required or decides to extend the offering period to a later date.

•	Directors who wish to participate in the option exchange program must elect to participate during this window through the option exchange program website. We will not accept any elections after 5:00 p.m., Pacific Time, on March 20, 2015, unless Ikanos is required or opts to extend the offering period to a later date.

•	Based on our expected timeline, we are planning that directors will be granted a replacement option in exchange for each eligible option tendered for exchange one or two trading days after March 20, 2015.

HOW TO LEARN MORE

The election period for this program begins today. There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the Offering Materials before deciding to participate. Please review the option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election, or withdraw your election before the end of the election period.

Ikanos makes no recommendation as to whether you should participate in the option exchange program. You must make your own decision whether to participate. We encourage you to speak with your financial, legal, and/or tax advisors as necessary, before deciding whether to participate in this program.

If you have any questions about the exchange program, please contact: stockexchange@ikanos.com.

Sample Announcement Email

TO:	[Employee]
FROM:	Jim Murphy
SUBJECT:	IMPORTANT NEWS: Launch of Option Exchange Program
DATE:	February 20, 2015

IMPORTANT NEWS — PLEASE READ IMMEDIATELY. SHOULD YOU CHOOSE TO PARTICIPATE IN THIS PROGRAM, YOU MUST TAKE ACTION BY 5:00 P.M., PACIFIC TIME, ON MARCH 20, 2015.

We are pleased to provide details of the previously announced Stock Option Exchange Program. As you may be eligible to participate, we encourage you to carefully read the “Offer to Exchange Certain Outstanding Stock Options for Replacement Options” as well as the other offering materials contained in the Schedule TO we filed with the Securities and Exchange Commission today (collectively, the “Offering Materials”), all of which are available on the option exchange website referred to below and posted on the Human Resources page of the ikannet. These materials will help you to understand the risks and benefits of this exchange program and the terms and conditions of our offer. In addition, certain capitalized terms not defined in this e-mail are defined in the Offering Materials.

STOCK OPTION EXCHANGE PROGRAM INFORMATION & WEBSITE

Below you’ll find a basic outline of the program. Please take the time to educate yourself about the program by reviewing the resources on the option exchange program website. If you choose to participate, you can elect to do so through this website as well. To log into the website, please go to https://ikanos.equitybenefits.com. Your login ID is your Ikanos email address, your initial password is             . You will be required to reset your password during your initial login.

ELIGIBILITY

All employees who meet the following conditions are eligible to participate in the exchange: (1) hold stock options priced at $0.41(or $4.10 post reverse stock split) or higher that were granted prior to January 1, 2014, (2) are employed at one of our offices in the U.S., China, France, Germany, India, Japan, Korea, Taiwan, or the U.K., and (3) maintain their active employee status through the grant date of the of the replacement awards.

EXCHANGE DETAILS

•	Exchange Ratio: In your case, options will be exchanged for replacement options covering a lesser number of shares than the option tendered for exchange:

Option Holder Status	Exchange Ratio (Replacement Options-for-Eligible Options)	Example
Senior Officers	1.25-for-1	800 Replacement Options issued in exchange for 1,000 Eligible Options

Some key features of the replacement options will include:

•	Type of Award:

•	Stock options (in all countries, except China) or stock appreciation rights (in China).

•	Replacement stock options will generally be of the same type (incentive stock option or non-statutory stock option) as the eligible options you exchange, subject to tax code limits.

•	Vesting Period:

•	For options that are partially vested on the date the exchange window closes, the replacement options will vest monthly in 36 equal monthly installments.

•	For options that are fully vested on the date the exchange window closes, the replacement options will vest monthly in 24 equal monthly installments.

•	Option Term: New seven-year term commencing on the grant date of the replacement options.

•	Strike Price: The strike price of the replacement options will equal the closing price of Ikanos’ common stock, as reported on The NASDAQ Capital Market, on the grant date of the replacement options, which we anticipate will be one or two trading days after March 20, 2015.

TIMING

•	The offering period begins now and will end at 5:00 p.m., Pacific Time, on March 20, 2015, unless Ikanos is required or decides to extend the offering period to a later date.

•	Employees who wish to participate in the option exchange program must elect to participate during this window through the option exchange program website. We will not accept any elections after 5:00 p.m., Pacific Time, on March 20, 2015, unless Ikanos is required or opts to extend the offering period to a later date.

•	Based on our expected timeline, we are planning that employees will be granted a new option in exchange for each eligible option tendered for exchange one or two trading days after March 20, 2015.

HOW TO LEARN MORE

The election period for this program begins today. There are many things to consider when deciding whether or not to participate in this program, and we encourage you to carefully read the Offering Materials before deciding to participate. Please review the option exchange program website for more information and instructions on how to elect to participate in the program, change a prior election, or withdraw your election before the end of the election period.

Ikanos makes no recommendation as to whether you should participate in the option exchange program. You must make your own decision whether to participate. We encourage you to speak with your financial, legal, and/or tax advisors as necessary, before deciding whether to participate in this program.

If you have any questions about the exchange program, please contact: stockexchange@ikanos.com.